UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Brookfield Real Estate Income Trust Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box)

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

EXPLANATORY NOTE

Below is the press release issued by Brookfield Real Estate Income Trust Inc. on July 19, 2022 to notify stockholders of the adjourned annual meeting and to encourage them to vote on proposals outlined in the proxy materials.

BROOKFIELD REIT ANNOUNCES ADJOURNMENT OF

ANNUAL MEETING OF STOCKHOLDERS

BROOKFIELD NEWS, July 19, 2022 – Brookfield Real Estate Income Trust Inc. today announced that its 2022 Annual Meeting of Stockholders (the “Annual Meeting”), held on July 14, 2022 at 11:00 a.m. Eastern Time, was convened and adjourned without any business being conducted, due to lack of the required quorum.

The Annual Meeting will reconvene virtually on August 16, 2022 at 11:00 a.m. Eastern Time to provide its stockholders additional time to vote on the proposals described in the proxy statement filed with the Securities and Exchange Commission on May 2, 2022. No changes have been made in the proposals to be voted on by stockholders at the Annual Meeting. Stockholders will be able to attend the reconvened Annual Meeting via a live audio webcast by visiting www.virtualshareholdermeeting.com/BRREIT2022 and logging on to the webcast with their 16-digit control number included on their proxy card.

The record date for determining stockholder eligibility to vote at the Annual Meeting will remain the close of business on April 26, 2022. Proxies previously submitted will be voted at the Annual Meeting unless properly revoked, and stockholders who have already submitted a proxy or otherwise voted need not take any action.

Our Board of Directors unanimously recommends that stockholders vote “FOR” all proposals.

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Brookfield REIT

Brookfield Real Estate Income Trust Inc. (Brookfield REIT) is a public, non-listed, perpetual-life real estate investment trust that seeks to invest in a diversified, global portfolio of high-quality real estate and debt investments. Brookfield REIT is externally managed by a subsidiary of leading global alternative asset manager Brookfield Asset Management Inc. (NYSE: BAM; TSX: BAM.A), a leading global alternative asset manager with approximately $725 billion of assets under management across real estate, infrastructure, renewable power and transition, private equity, and credit. Brookfield owns and operates long-life assets and businesses, many of which form the backbone of the global economy. Utilizing its global reach, access to large-scale capital and operational expertise, Brookfield offers a range of alternative investment products to investors around the world—including public and private pension plans, endowments and foundations, sovereign wealth funds, financial institutions, insurance companies and private wealth investors.

For more information, please visit Brookfield REIT’s website at www.brookfieldREIT.com.

Additional information and where to find it.

In connection with our 2022 Annual Meeting of Stockholders, we have filed relevant materials with the U.S. Securities and Exchange Commission (the “SEC”), including our definitive proxy statement on Schedule 14A (the “Proxy Statement”). This letter is not a substitute for the Proxy Statement or any other document that we may file with the SEC or send to its stockholders in connection with our Annual Meeting of Stockholders. BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING OF STOCKHOLDERS. Stockholders will be able to obtain the documents free of charge at the SEC’s website, http://www.sec.gov.

MEDIA CONTACT

Rachel Wood

Tel: (212) 618-3490

Email: rachel.wood@brookfield.com

FINANCIAL ADVISOR CONTACT

Brookfield Oaktree Wealth Solutions

Tel: (855) 777-8001

Email: info@brookfieldoaktree.com

Brookfield REIT is distributed by Brookfield Oaktree Wealth Solutions LLC (“BOWS”), a registered broker-dealer and a member of the Financial Industry Regulatory Authority, Inc. BOWS operates as part of the Brookfield Oaktree Wealth Solutions group of Brookfield.